Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1, amendment No. 1, of Click Holdings Limited of our report dated April 18, 2024, relating to the consolidated financial statements of Click Holdings Limited and Subsidiaries for the years ended December 31, 2023 and 2022, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

July 12, 2024